Exhibit 99


                                             Contact:  Peter W. Keegan
                                                       Senior Vice President
                                                       (212) 521-2950

                                                       Candace Leeds
                                                       V.P. of Public Affairs
                                                       (212) 521-2416

                                                       Joshua E. Kahn
                                                       Investor Relations
                                                       (212) 521-2788

LOEWS CORPORATION
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NEWS RELEASE
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FOR IMMEDIATE RELEASE
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LOEWS CORPORATION ANNOUNCES FINAL SUPERTANKER OPTION EXERCISED
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NEW YORK, January 9, 2001 - Loews Corporation (NYSE:LTR) today reported that its
Majestic Shipping Corporation subsidiary has exercised its final option with Daewoo Shipbuilding and Marine Engineering Co., Ltd. to build a fourth 442,500 deadweight ton ultra-large crude carrying ship.

Hellespont Shipping Corporation, a 49%-owned subsidiary of Loews Corp., had already committed to build four 303,000 deadweight ton very-large crude carrying ships.

The total yard cost of the eight new supertankers will be approximately $660 million. Delivery of the new vessels is scheduled to begin in the fourth quarter of 2001.



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